                                                               EXHIBIT 10.10


                                RADIAN GROUP INC.
                             SAVINGS INCENTIVE PLAN
                 AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997

               (Incorporating Amendments through January 1, 2002)

                    RADIAN GROUP INC. SAVINGS INCENTIVE PLAN
                 AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997

                                Table of Contents

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PREAMBLE.......................................................................       1

 ARTICLE I - DEFINITIONS ......................................................       2
         1.1      Account......................................................       2
         1.2      Actual Deferral Percentage...................................       3
         1.3      Affiliated Company...........................................       3
         1.4      Age..........................................................       4
         1.5      Annuity Starting Date........................................       4
         1.6      Average Actual Deferral Percentage...........................       4
         1.7      Average Contribution Percentage..............................       4
         1.8      Beneficiary..................................................       4
         1.9      Board of Directors...........................................       4
         1.10     Code.........................................................       4
         1.11     Company......................................................       4
         1.12     Company Stock................................................       4
         1.13     Compensation.................................................       5
         1.14     Contribution Percentage......................................       5
         1.15     Discretionary Contributions..................................       6
         1.16     Early Retirement Date .......................................       6
         1.17     Eligible Employee............................................       6
         1.18     Employee.....................................................       6
         1.19     Employment Commencement Date.................................       7
         1.20     Entry Date...................................................       7
         1.21     ERISA........................................................       7
         1.22     Fund.........................................................       7
         1.23     Highly Compensated Employee..................................       7
         1.24     Hour of Service..............................................       7
         1.25     Investment Medium............................................       9
         1.26     Matching Contributions.......................................       9
         1.27     Non-Highly Compensated Employee..............................       9
         1.28     Normal Retirement Age........................................       9
         1.29     Participant..................................................       9
         1.30     Participating Company........................................      10
         1.31     Period of Severance..........................................      10
         1.32     Plan.........................................................      11
         1.33     Plan Administrator...........................................      11
         1.34     Plan Year....................................................      11
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         1.35     Probationary Period..........................................      11
         1.36     Required Beginning Date......................................      11
         1.37     Rollover Contributions.......................................      12
         1.38     Salary Reduction Contributions...............................      12
         1.39     Separation from Service......................................      12
         1.40     Spouse.......................................................      12
         1.41     Total Disability.............................................      12
         1.42     Trust Agreement..............................................      13
         1.43     Trustee......................................................      13
         1.44     Valuation Date...............................................      13
         1.45     Voluntary Contributions......................................      13
         1.46     Year of Service..............................................      13

 ARTICLE II - ELIGIBILITY TO PARTICIPATE.......................................      15
         2.1      Eligibility to Participate...................................      15
         2.2      Participation and Service Upon Reemployment..................      15
         2.3      Data   ......................................................      15
         2.4      Transfers....................................................      15
         2.5      Reemployment after Military Service..........................      16

 ARTICLE III - CONTRIBUTIONS TO THE PLAN.......................................      17
         3.1      Salary Reduction Contributions...............................      17
         3.2      Voluntary Contributions......................................      18
         3.3      Change of Percentage Rate....................................      18
         3.4      Discontinuance of Salary Reduction Contributions.............      18
         3.5      Employer Contributions.......................................      19
         3.6      Timing Contributions.........................................      20
         3.7      Limitation on Salary Reduction Contributions and Matching
                  Contributions and Prevention of Violation....................      20
         3.8      Maximum Allocation...........................................      25
         3.9      Rollover Contributions.......................................      29

ARTICLE IV - PARTICIPANTS' ACCOUNTS............................................      32
         4.1      Accounts ....................................................      32
         4.2      Valuation....................................................      32
         4.3      Apportionment of Gain or Loss................................      32

 ARTICLE V - VESTING ..........................................................      33
         5.1      Nonforfeitable Amounts.......................................      33
         5.2      Period of Severance and Loss of Service......................      33
         5.3      Restoration of Service.......................................      34
         5.4      Forfeitures and Restoration of Forfeited Amounts upon
                  Reemployment.................................................      34
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                                       ii
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 ARTICLE VI - DISTRIBUTIONS....................................................      36
         6.1      General .....................................................      36
         6.2      Normal Retirement............................................      36
         6.3      Early Retirement.............................................      36
         6.4      Late Retirement..............................................      36
         6.5      Death    ....................................................      36
         6.6      Total Disability.............................................      36
         6.7      Valuation for Distribution...................................      37
         6.8      Payment of Benefits..........................................      37
         6.9      Timing of Distribution.......................................      37
         6.10     Beneficiary Designation......................................      39
         6.11     Treatment of Terminated Vested Participant...................      41
         6.12     Direct Rollover..............................................      42

 ARTICLE VII - WITHDRAWALS ....................................................      44
         7.1      Non-Hardship In-Service Withdrawals..........................      44
         7.2      Hardship Withdrawals Subject to Code Section 401(k)..........      44
         7.3      Amount and Payment of Withdrawals............................      47
         7.4      Withdrawals Not Subject to Replacement.......................      47
         7.5      Investment Medium to be Charged with Withdrawal..............      47
         7.6      Order of Withdrawals.........................................      47
         7.7      Timing of Withdrawals........................................      48

 ARTICLE VIII - LOANS TO PARTICIPANTS..........................................      49
         8.1      Loan Application.............................................      49
         8.2      Loan Approval................................................      49
         8.3      Amount of Loan...............................................      49
         8.4      Terms of Loan................................................      50
         8.5      Loan Fees....................................................      51
         8.6      Suspension of Repayments.....................................      51
         8.7      Additional Rules.............................................      51

 ARTICLE IX - PLAN ADMINISTRATION..............................................      52
         9.1      Plan Administrator...........................................      52
         9.2      Appointment..................................................      52
         9.3      Term and Compensation........................................      52
         9.4      Claims Review................................................      52
         9.5      Plan Administrator Actions...................................      54
         9.6      Investment Manager...........................................      54
         9.7      Benefit Payment Directions...................................      54
         9.8      Nondiscrimination............................................      55
         9.9      Advisors 55
         9.10     Records and Reports..........................................      55
         9.11     Indemnification..............................................      55
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                                       iii
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         9.12     Power and Duties of the Plan Administrator...................      56
         9.13     Participating Company to Supply Information..................      57
         9.14     Self-Interest................................................      58

 ARTICLE X - THE FUND .........................................................      59
         10.1     Designation of Trustee.......................................      59
         10.2     Exclusive Benefit............................................      59
         10.3     No Interest in Fund..........................................      59
         10.4     Trustee .....................................................      59
         10.5     Investments..................................................      59
         10.6     Fund ........................................................      60
         10.7     Qualifying Employer Securities...............................      61

 ARTICLE XI - AMENDMENT OR TERMINATION OF THE PLAN.............................      62
         11.1     Power of Amendment and Termination...........................      62
         11.2     Merger ......................................................      62

 ARTICLE XII - TOP-HEAVY PROVISIONS............................................      63
         12.1     General .....................................................      63
         12.2     Definitions..................................................      63
         12.3     Minimum Contribution for Non-Key Employees...................      67
         12.4     Social Security..............................................      68
         12.5     Adjustment to Maximum Benefit Limitation.....................      69

 ARTICLE XIII - GENERAL PROVISIONS.............................................      70
         13.1     No Employment Rights.........................................      70
         13.2     Governing Law................................................      70
         13.3     No Interest in Fund..........................................      70
         13.4     Spendthrift Clause...........................................      70
         13.5     Incapacity...................................................      70

 SCHEDULE A - PARTICIPATING COMPANIES..........................................      72
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                                       iv
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                    RADIAN GROUP INC. SAVINGS INCENTIVE PLAN
                 AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997

                                    PREAMBLE

      WHEREAS, Radian Group Inc. (formerly known as, CMAC Investment Corporation) (the "Company") adopted the Radian Group Inc. Savings Incentive Plan (formerly known as, the CMAC Investment Corporation Savings Incentive Plan) (the "Plan"), effective November 1, 1992, for the benefit of its eligible employees and the eligible employees of the Participating Companies in the United States; and

      WHEREAS, the Company has amended the Plan several times before; and

      WHEREAS, the Company desires at this time to amend and restate the Radian Group Inc. Savings Incentive Plan to, among other things, incorporate the applicable provisions of the Uruguay Round Agreement Act, the Uniformed Services Employment and Reemployment Act of 1994, the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997 (collectively, "GUST") and other amendments which were made to the Plan by the Company since the Plan's last restatement; and

      WHEREAS, the Company also desires to make other changes;

      NOW, THEREFORE, effective January 1, 1997 (except as otherwise set forth herein), the Plan is hereby amended and restated as hereinafter set forth.

                             ARTICLE I - DEFINITIONS

Except where otherwise clearly indicated by context, the masculine shall include the feminine and the singular shall include the plural, and vice-versa. Any term used herein without an initial capital letter that is used in a provision of the Code with which this Plan must comply to meet the requirements of such applicable Code Section and with which the Plan would not comply if such term were not interpreted as used in such provision, shall have as used herein the meaning that it has so used in such provision of the Code.

1.1 "Account" means the entries maintained in the records of the Trustee which represent the Participant's interest in the Fund. The term "Account" shall refer, as the context indicates, to any or all of the following subaccounts:

      (a) "Matching Contribution Account" - the Account to which are credited Matching Contributions allocated to a Participant, and adjustments related thereto.

      (b) "Rollover Contribution Account" - the Account to which are credited a Participant's Rollover Contributions and adjustments related thereto.

      (c) "Salary Reduction Contribution Account" - the Account to which are credited a Participant's Salary Reduction Contributions and adjustments related thereto.

      (d) "Voluntary Savings Account" - the Account to which are credited a Participant's Voluntary Contributions prior to January 1, 1994, and adjustments related thereto. Effective January 1, 1994, Voluntary Contributions are not permitted to be made to the Plan.

      (e) "Discretionary Contribution Account" - the Account to which are credited Discretionary Contributions allocated to a Participant, and adjustments related thereto.

1.2 "Actual Deferral Percentage" means, for any Eligible Employee for a given Plan Year, the ratio of:

      (a)   the sum of

            (1) such Eligible Employee's Salary Reduction Contributions for the Plan Year, plus

            (2) in the case of any Highly Compensated Eligible Employee, his elective deferrals for the year under any other qualified retirement plan maintained by the Participating Company or any Affiliated Company; to

      (b) the Eligible Employee's Compensation for the Plan Year while a Participant.

1.3   "Affiliated Company" means, with respect to the Company:

      (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company;

      (b)   any member of an affiliated service group, as determined under
            Section 414(m) of the Code, of which the Company is a member;

      (c) any trade or business that is under common control with the Company, as determined under Section 414(c) of the Code; and

      (d) any other entity required to be aggregated with the Company pursuant to Regulations under Section 414(o) of the Code.

1.4 "Age" means, for any individual, his age as of his nearest birthday, except that an individual attains Age 70 1/2 on the corresponding date in the sixth calendar month following the month in which his 70th birthday falls (or the last day of such sixth month if there is no such corresponding date therein).

1.5 "Annuity Starting Date" means the first day on which all events have occurred which entitle the Participant to a benefit from the Plan.

1.6 "Average Actual Deferral Percentage" means, for a specified group of Eligible Employees for a Plan Year, the average of the Actual Deferral Percentages for such Eligible Employees for the Plan Year.

1.7 "Average Contribution Percentage" means, for a specified group of Eligible Employees for a Plan Year, the average of the Contribution Percentages for such Eligible Employees for the Plan Year.

1.8 "Beneficiary" means the person or persons designated by the Participant to receive the value of his vested Account upon his death; provided, that, in the case of a married Participant, his Beneficiary shall automatically be his Spouse unless his Spouse has consented to the designation of another Beneficiary pursuant to Section 6.9.

1.9 "Board of Directors" means the Board of Directors of the Company.

1.10 "Code" means the Internal Revenue Code of 1986, as amended.

1.11 "Company" means Radian Group Inc., a Pennsylvania Corporation, or any successor or assignee which adopts this Plan in writing.

1.12 "Company Stock" means any tradable class of voting common stock of the Company or an Affiliated Company which satisfies the meaning of "qualifying employer security" under Section 407 of ERISA.

1.13 "Compensation" means, for any Eligible Employee, for any Plan Year or Limitation Year, as the case may be:

      (a) except as otherwise provided, his base pay from a Participating Company for the Plan Year, but exclusive of overtime, bonuses, commissions, or other forms of special payments.

      (b) for the purpose of the definitions of Actual Deferral Percentage and Contribution Percentage in this Article (except as otherwise provided in such definitions), his "Compensation" as such word is defined in 415(c)(3) of the Code or such other definition of Compensation that satisfies the requirements of Code regulation
            Section 1.414(s)-1(c)(2) or 1.414(s)-1(c)(3), determined on a consistent basis with regard to all Eligible Employees for a determination period.

      (c) for the purpose of the definition of "Highly Compensated Employee" in this Article (except as otherwise provided in such definition), his "Compensation" as such word is defined in Section 415(c)(3) of the Code, but including amounts that are excluded from gross income under a plan described in Sections 125, 132(f) or 401(k) of the Code.

      (d) For each Plan Year or Limitation Year, as the case may be, Compensation for all purposes under the Plan, shall be limited to $170,000, as adjusted pursuant to the procedure in Section 401(a)(17)(B) of the Code.

1.14 "Contribution Percentage" means for any Eligible Employee for a given Plan Year, the ratio of:

      (a)   the sum of:

            (1) the Matching Contributions made on behalf of such Eligible Employee for the Plan Year, plus

            (2) in the case of any Eligible Employee who is a Highly Compensated Employee, any employee contributions and employer matching contributions under any other qualified retirement plan maintained by the Participating Company or any Affiliated Company; to

      (b) the Eligible Employee's Compensation for the Plan Year while a Participant.

1.15 "Discretionary Contributions" means the amounts which may be contributed by a Participating Company pursuant to Section 3.5.

1.16 "Early Retirement Date" means, for any Participant, effective January 1, 1994, the date a Participant attains age 55 and completes six Years of Service.

1.17 "Eligible Employee" means an Employee who is employed by a Participating Company and who is classified by the Participating Company as a common law employee, except that Employees whose employment is covered by a collective bargaining agreement shall not be Eligible Employees unless such agreement specifically provides for their participation in the Plan. For purposes of determining eligibility under the Plan, the classification to which an individual is assigned by a Participating Company shall be final and conclusive, regardless of whether a court, a governmental agency or other entity subsequently finds such individual should have been assigned a different classification.

1.18 "Employee" means an individual who is reported on payroll records as a common law employee of a Participating Company or Affiliated Company. An individual who is not a common law employee of a Participating Company or

Affiliate Company shall be deemed a common law employee by such Company if he is a leased employee with respect to whose services such Participating Company or Affiliate Company is the recipient within the meaning of Code Section 414(n) or
(o) but to whom Code Section 414(n)(5) does not apply, and then only if the coverage requirements of Code Section 410(b) would otherwise not be met.

1.19 "Employment Commencement Date" means, for any Employee, the date on which he is first entitled to be credited with an "Hour of Service" described in
Section 1.24(a)(1). For each employee of Amerin Guaranty Corporation, as of the date Amerin Guaranty Corporation merged with the Company, "Employment Commencement Date" shall be the date recognized as such by Amerin Guaranty Corporation.

1.20 "Entry Date" means each January 1st, April 1st, July 1st and October 1st next following the month during which the end of an Eligible Employee's Probationary Period occurs.

1.21 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

1.22 "Fund" means the fund established for this Plan, administered under the Trust Agreement, out of which benefits payable under this Plan shall be paid.

1.23 "Highly Compensated Employee" means any Employee who

      (a) (1) was a 5-percent owner (as defined in Section 415(c)(3) of the Code) at any time during the Plan Year or the preceeding Plan Year; or (2) for the preceding Plan Year, received Compensation from a Participating Company in excess of $80,000 (as adjusted pursuant to Sections 414(q) and 415(d) of the Code) and was in the top-paid group (as defined in Section 414(q)(3) of the Code) of Employees;

      (b) A former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when such Employee separated from service or such Employee was a Highly Compensated Employee at any time after the Employee's 55th birthday.

1.24 "Hour of Service" means, for any Employee:

      (a)   except as provided in (b):

            (1) each hour for which he is directly or indirectly paid or entitled to payment by a Participating Company or an Affiliated Company for the performance of employment duties; or

            (2) each hour for which he is entitled, either by award or agreement, to back pay from a Participating Company or an Affiliated Company, irrespective of mitigation of damages; or

            (3) each hour for which he is directly or indirectly paid or entitled to payment by a Participating Company or an Affiliated Company on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), jury duty, layoff, leave of absence, or military duty; or

      (b)   Anything to the contrary in Subsection (a) notwithstanding:

            (1) No Hours of Service shall be credited to an Employee for any period during which payments are made or due him under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws.

            (2) No more than 501 Hours of Service shall be credited to an Employee under Paragraph (a)(3) of this definition on account of any single continuous period during which no duties are performed by him, except to the extent otherwise provided in the Plan.

            (3) No Hours of Service shall be credited to an Employee with respect to payments solely to reimburse for medical or medically related expenses.

            (4)   No Hours of Service shall be credited twice.

            (5) Hours of Service shall be credited at least as liberally as required by the rules set forth, in U.S. Department of Labor Reg. Section 2530.200b-2(b) and (c).

      (c) Notwithstanding the foregoing, an Employee who is employed on a full-time basis shall be credited with ten Hours of Service for each day he is entitled to be credited with at least one Hour of Service. For purposes hereof, an Employee shall be considered to be employed on a full-time basis if he is expected to normally work at least 20 hours per week or, in the case of an Employee who works on a seasonal or temporary basis, is expected to normally work at least 30 weeks in a year at 35 or more hours per week.

1.25 "Investment Medium" means any fund, contract, obligation, or other mode of investment to which a Participant may direct the investment of the assets of his Account, including Company Stock

1.26 "Matching Contributions" means the amounts contributed by a Participating Company pursuant to Section 3.5.

1.27 "Non-Highly Compensated Employee" means an Employee who is not a Highly Compensated Employee. For purposes of applying the nondiscrimination testing provisions under Section 3.7, an Employee's status as a Non-Highly Compensated Employee in the preceding Plan Year is determined without regard to his status in the current Plan Year.

1.28 "Normal Retirement Age" means, for any Participant, the first day of the calendar month coincident with or next following the date on which he attains Age 65.

1.29 "Participant" means any Eligible Employee who enters the Plan pursuant to
Section 2.1 or a former Eligible Employee with an Account under the Plan.

1.30 "Participating Company" means the Company and each Affiliated Company which is authorized by the Board of Directors to adopt this Plan by action of its board of directors or other governing body. The Participating Companies are listed in Schedule A.

1.31 "Period of Severance" means, effective January 1, 1998, a Plan Year during which an Employee has not completed more than 500 Hours of Service due to a Separation from Service.

An Employee who leaves employment in a "qualified absence," shall be credited, solely to avoid a Period of Severance, with the Hours of Service with which such Employee would have been credited but for the absence; or, if such hours cannot be determined, with eight Hours of Service per normal workday. The total number of hours to be treated as Hours of Service under this definition shall not exceed 501. The hours described in this definition shall be credited either for the Plan Year in which the absence from work begins, if the Employee would be prevented from incurring a Period of Severance in such Plan Year because the period of absence is treated as Hours of Service under this definition, or, in any other case, for the Plan Year next following the one in which the absence from work begins.

"Period of Severance" prior to January 1, 1998, shall mean the period beginning on the Separation from Service date and ending on the date when an Employee returns to employment with the Participating Company or Affiliated Company. As of December 31, 1997, any Period of Service less than a whole year shall be disregarded. Notwithstanding the above, with respect to an Employee who leaves employment in a "qualified absence," his Period of Severance shall commence on the second anniversary of his Separation from Service date.

As used herein, "qualified absence" with respect to an Employee, shall mean an absence from employment with a Participating Company or Affiliated Company by reason of (1) the pregnancy of the Employee, (2) the birth or adoption of a child of the Employee, or (3) for the caring of such Employee's child immediately after birth or adoption. The Plan Administrator may require such information as it deems appropriate to confirm the reasons for any duration of any such absence.

1.32 "Plan" means the Radian Group Inc. Savings Incentive Plan, a profit-sharing plan, as set forth herein.

1.33 "Plan Administrator" or "Administrator" means the individuals appointed by the Board of Directors to supervise the administration of the Plan, as provided in Article IX.

1.34 "Plan Year" means each 12 consecutive-month period that begins on January 1 and ends on the next following December 31.

1.35 "Probationary Period" means for any Eligible Employee, that period of time beginning on the Employment Commencement Date and ending on the ninetieth day following such Employment Commencement Date.

1.36 "Required Beginning Date" means, for any Participant:

      (a) if he attained Age 70-1/2 on or after January 1, 1996, the April 1 of the calendar year following the calendar year in which occurs the later of (i) his attainment of Age 70-1/2 or (ii) his Separation from Service; provided, however, if he is a 5-percent owner (within the meaning of Code Section 416) of a Participating Company, clause (ii) shall not apply;

      (b) if he attained age 70-1/2 before January 1, 1988, and is not a 5-percent owner (within the meaning of Code Section 416) of a Participating Company, April 1 of the calendar year following the later of the calendar year in which he has a Separation from Service or the calendar year in which he attained Age 70-1/2;

      (c) if he attained age 70-1/2 before January 1, 1988, and is a 5-percent owner (within the meaning of Code Section 416) of a Participating Company, the later of December 31, 1987 or April 1 of the calendar year following the calendar year in which he attained Age 70-1/2;

      (d) if he attained age 70-1/2 before January 1, 1989 and after December 31, 1987, is not a 5-percent owner (within the meaning of Code
            Section 416) of a Participating Company, and has not had a Separation from Service before January 1, 1989, April 1, 1990;

      (e) if he attains age 70-1/2 on or after January 1, 1989, April 1 of the calendar year next following the calendar year in which he attains Age 70-1/2.

1.37 "Rollover Contributions" means, for any Eligible Employee, his rollover contributions as provided in Section 3.9.

1.38 "Salary Reduction Contributions" means, for any Participant, pre-tax contributions made by the Participating Company on his behalf as provided in
Section 3.1.

1.39 "Separation from Service" means, for any Employee, his death, retirement, resignation, discharge or any absence that causes him to cease to be an Employee.

1.40 "Spouse" means the person to whom the Participant is married on his Annuity Starting Date (without regard to whether the marriage terminates at a later date).

1.41 "Total Disability" shall mean a disability which:

      (a) is deemed by the Plan Administrator, to be of a potentially permanent nature on the basis of the Participant's demonstration to the Plan Administrator that he is entitled to both benefits under a long-term disability plan of a Participating Company and disability benefits under the Social Security Act (prior to January 1, 2002, the Plan Administrator's determination of the potentially permanent nature of the disability is based upon medical certification);

      (b) prevents an Employee from continuing to perform, for a Participating Company or Affiliated Company, the duties of his customary job or any other available job for which he is qualified by training or experience, and

      (c) results from illness or injury which is not self-inflicted and does not result from alcoholism or the use of narcotics.

1.42 "Trust Agreement" means the agreement and declaration of trust executed for purposes of the Plan.

1.43 "Trustee" means the corporate trustee or one or more individuals collectively appointed and acting under the Trust Agreement.

1.44 "Valuation Date" means, effective, January 1, 2000, each day on which the stock exchange is open. Prior to January 1, 2000, "Valuation Date" means each March 31st, June 30th, September 30th and December 31st.

1.45 "Voluntary Contributions" means a Participant's after-tax contributions, if any, made to the Plan prior to January 1, 1994, as provided in Section 3.2.

1.46 "Year of Service" for purposes of determining the vesting percentage under
Section 5.1, shall mean, effective January 1, 1998, each Plan Year during which an Employee is credited with at least 1,000 Hours of Service.

Prior to January 1, 1998, "Year of Service" shall mean the aggregate of all time commencing with an Employee's Employment (or Re-employment) Commencement Date and ending on the earlier of his Separation from Service or December 31, 1997. If re-employed prior to December 31, 1997, but within 12 months of his Separation from Service Date, an Employee shall receive credit for any such Period of Severance. When aggregating an Employee's Period of Service, fractional periods will be expressed in months, with an Employee receiving credit for a month if he works one day in a month. For purposes of determining the percentage under Section 5.1, any Period of Service less than a whole year after calculating the aggregated Period of Service shall be disregarded.

Notwithstanding the above, an Employee as of January 1, 1998, shall be credited with the number of Years of Service equal to the number of 1-year Periods of Service credited to the Employee as of that date, plus the Employee shall receive credit, in the Plan Year beginning on January 1, 1998, for 190 Hours of Service for each month credited to the Employee as of December 31, 1998.

For all purposes under the Plan, Years of Service shall be computed by taking into account employment with Reliance Insurance Company and any other predecessor employer as required by Section 414(a)(1) of the Code or under regulations prescribed pursuant to Section 414(a)(2) of the Code.

                     ARTICLE II - ELIGIBILITY TO PARTICIPATE

2.1 Eligibility to Participate. Each Eligible Employee who has completed the Probationary Period shall be eligible to participate as of his Entry Date.

2.2 Participation and Service Upon Reemployment. Participation in the Plan shall cease upon termination of employment with a Participating Company. Upon the reemployment of any former Participant who had previously been employed by a Participating Company, he shall again participate in the Plan on the date of his re-employment by a Participating Company or, if later, the Entry Date coincident with or next following, the date he becomes an Eligible Employee.

2.3 Data. Each Eligible Employee shall furnish to the Plan Administrator such data as the Plan Administrator may consider necessary for the determination of the Eligible Employee's rights and benefits under the Plan and shall otherwise cooperate fully with the Plan Administrator in the administration of the Plan.

2.4 Transfers. If a Participant is transferred to employment with a member of the controlled group of corporations of which a Participating Company is a part, his participation under the Plan shall be suspended; provided, however, that during the period of his employment in such ineligible position:

      (a) subject to the reemployment provisions of Section 2.2, service for vesting purposes shall continue to accrue,

      (b) he shall cease to have any right to enter into a salary reduction agreement with a Participating Company pursuant to Section 3.1,

      (c) his Matching Contribution Account, Discretionary Contribution Account, and Salary Reduction Account shall receive no Employer Contribution allocations under Sections 3.1 and 3.5,

      (d) his Account shall continue to participate in income allocations pursuant to Section 4.3, and

      (e) the withdrawal privileges under Sections 7.1 and 7.2 shall continue to apply.

2.5 Reemployment after Military Service. Effective December 12, 1994, notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u).

                     ARTICLE III - CONTRIBUTIONS TO THE PLAN

3.1   Salary Reduction Contributions.

      (a) When a Participant files an election to have pre-tax Salary Reduction Contributions made on his behalf, he shall elect the percentage by which his Compensation shall be reduced on account of such pre-tax Salary Reduction Contributions. Subject to Sections 3.7 and 3.8, this percentage may be made in any whole increment from one percent (1%) to fifteen percent (15%) of such Compensation.

      (b) Each Participant may elect to make Salary Reduction Contributions by filing a written notice of such election with the Plan Administrator at least 15 days in advance of the effective date of such election on a form provided for that purpose. Such notice shall authorize the Participating Company to reduce such Participant's Compensation by an amount determined in accordance with Section 3.1(a) above and to make Salary Reduction Contributions on such Participant's behalf in the amount of such reduction. Such election shall be effective on the Entry Date following receipt of his election by the Plan Administrator.

      (c) Salary Reduction Contributions made on behalf of a Participant for any calendar year shall not exceed $10,500 (as adjusted in accordance with Section 402(g) of the Code and regulations thereunder). To the extent necessary to satisfy this limitation for any calendar year:

            (1) elections under Subsection (a) of this Section shall be prospectively restricted; and,

            (2) after application of Subparagraph (1), the excess Salary Reduction Contributions (with earnings thereon, but reduced by any amounts previously distributed ) shall be paid to the Participant on or before the April 15 first following the calendar year in which such excess Salary Reduction Contributions were made.

3.2 Voluntary Contributions.

      (a) Effective January 1, 1994, Voluntary Contributions shall not be permitted to be made under this Plan. Voluntary Contributions made prior to January 1, 1994 shall be maintained in each Participant's Voluntary Contribution Account and shall be subject to the Plan provisions as herein set forth.

      (b) Prior to January 1, 1994, Participants were permitted to make Voluntary Contributions under this Plan in an amount which when added to the amount, if any, of any voluntary contributions to other qualified plans of the Participating Company, did not exceed 10% of their Compensation while Participants, and which amount was subject to the provisions of Sections 3.7 and 3.8. Voluntary Contributions are credited to a Participant's Voluntary Savings Account and amounts credited to such Account shall be 100 percent vested and nonforfeitable at all times. Contributions made hereunder by Participants are not intended to be deductible by Participants under
            Section 219(a) of the Code.

3.3 Change of Percentage Rate. A Participant may change the percentage of Compensation designated by him as his contribution rate under Section 3.1 to any percentage permitted, and such percentage shall remain in effect until so changed. Any such change, elected on a form provided for that purpose, shall become effective as soon as practicable following receipt of the request for change by the Plan Administrator.

3.4 Discontinuance of Salary Reduction Contributions. A Participant may discontinue his Salary Reduction Contributions at any time. Such discontinuance shall become effective the next pay period after receipt of the discontinuance, on the form provided for that purpose by the Plan Administrator. A Participant who discontinues his Salary Reduction Contributions may resume his Salary Reduction Contributions as soon as practicable following his execution of a new election.

      3.5   Employer Contributions.

      (a) Matching Contributions. Subject to the limitations set forth in Sections 3.7 and 3.8, for each Plan Year, each Participating Company shall make a Matching Contribution to the Fund on behalf of each Participant who makes Salary Reduction Contributions for such Plan Year. Such Matching Contribution shall be equal to the greater of
            (1) 25% of the Participant's Salary Reduction Contributions up to 5% of his Compensation (1.25% of Compensation), or (2) the amount determined by the Board of Directors, in its discretion, to make as a Matching Contribution as of the last day of the Plan Year. Matching Contributions will be credited only to the Accounts of those Participants who are employed by the Participating Company on the last day of the Plan Year, unless such Participant died, retired or incurred a Total Disability during the Plan Year, and has not elected to receive an early distribution of his Account.

      (b)   Discretionary Contributions. Reserved for future use.

      (c) Payment. All contributions made pursuant to this Section 3.5, shall be made in cash or Company Stock from the Participating Company's current or accumulated earnings as computed in accordance with accepted accounting practices, before deduction of federal income taxes and reserves for contingencies, if any, other than reasonable reserves of a type or character allowed or allowable as deductions for federal income tax purposes, and before deduction of any contributions hereunder. In no event, however, shall the Participating Company contributions for any year (whether made pursuant to Section 3.1 or otherwise) exceed the amount deductible for such year for income tax purposes as a contribution to the Fund under the applicable provisions of the Code.

3.6 Timing of Contributions. Contributions for any Plan Year under Section 3.5 shall be made no later than the last date on which amounts so paid may be deducted for Federal income tax purposes for the taxable year of the Company in which the Plan Year ends. All Contributions made under Section 3.5 are expressly conditioned upon their deductibility for Federal income tax purposes.

3.7 Limitation on Salary Reduction Contributions and Matching Contributions and Prevention of Violation.

      (a) The Average Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the greater of:

            (1) one hundred twenty-five percent (125%) of the Average Actual Deferral Percentage for the group of all other Eligible Employees who are Non-Highly Compensated Employees for the preceding Plan Year; or

            (2)   the lesser of:

                  (A) two hundred percent (200%) of the Average Actual Deferral Percentage for the group of all other Eligible Employees who are Non-Highly Compensated Employees for the preceding Plan Year; or

                  (B) two percent (2%) plus the Average Actual Deferral Percentage for the group of all other Eligible Employees who are Non-Highly Compensated Employees for the preceding Plan Year.

      (b) The Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the greater of:

            (1) one hundred twenty-five percent (125%) of the Average Contribution Percentage of the group of all other Eligible Employees who are Non-Highly Compensated Employees for the preceding Plan Year; or

            (2)   the lesser of:

                  (A) two hundred percent (200%) of the Average Contribution Percentage for the group of all other Eligible Employees who are Non-Highly Compensated Employees for the preceding Plan Year; or

                  (B) two percent (2%) plus the Average Contribution Percentage for the group of all other Eligible Employees who are Non-Highly Compensated Employees for the preceding Plan Year.

      (c)   To prevent the multiple use of the alternative method described in
            (a)(2) and (b)(2), above: the sum of the Average Actual Deferral Percentage and the Average Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the greater of:

            (1)   the sum of:

                  (A) one hundred twenty-five percent (125%) of the greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for the group of all other Eligible Employees who are Non-Highly Compensated Employees for the preceding Plan Year; plus

                  (B)   the lesser of:

                        (i) two hundred percent (200%) of the lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for the group of all other Eligible Employees who are Non-Highly Compensated Employees for the preceding Plan Year; or

                        (ii) two percent (2%) plus the lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for the group of all other Eligible Employees who are Non-Highly Compensated Employees for the preceding Plan Year; or

            (2)   the sum of:

                  (A) one-hundred twenty-five percent (125%) of the lesser of the Average Actual Deferral Percentage or the Average Contribution Percentage for the group of all other Eligible Employees who are Non-Highly Compensated Employees for the preceding Plan Year; plus

                  (B)   the lesser of:

                        (i) two hundred percent (200%) of the greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for the group of all other Eligible Employees who are Non-Highly Compensated Employees for the preceding Plan Year; or

                        (ii) two percent (2%) plus the greater of the Average Actual Deferral Percentage or the Average Contribution Percentage for the group of all other Eligible Employees who are Non-Highly Compensated Employees for the preceding Plan Year.

      (d) If the Plan and any other plan(s) maintained by a Participating Company or an Affiliated Company are treated as a single plan for purposes of Section 401(a)(4) or Section 410(b) of the Code, the limitations in Subsections (a) through (c) of this Section shall be applied by treating the Plan and such other plan(s) as a single plan.

      (e) The application of this Section shall satisfy Sections 401(k) and 401(m) of the Code and regulations thereunder and such other requirements as may be prescribed by the Secretary of the Treasury.

      (f) The Plan Administrator shall monitor the level of Participant's Salary Reduction Contributions and Matching Contributions. If the limits of this Section have been exceeded, corrective action shall be taken as set forth below.

      (g)   (1)   The Average Actual Deferral Percentage for the group of
                  Eligible Employees who are Highly Compensation Employees shall be reduced to the extent necessary to satisfy Subsection (a) of this Section.

            (2) The reduction shall be accomplished by reducing the Highly Compensated Employees' Salary Reduction Contributions in order of their Actual Deferral Percentages, beginning with the Highly Compensated Employee(s) with the highest dollar amount of Salary Reduction Contributions, until Subsection (a) of this Section is satisfied.

            (3)   (A)   To the extent practicable, the Plan Administrator shall
                        prospectively limit a Highly Compensated Employee's
                        Salary Reduction Contributions to reduce his Actual
                        Deferral Percentage to the extent necessary to satisfy
                        Subsection (a) of this Section.

                  (B) In addition, the remaining difference between a Highly Compensated Employee's Actual Deferral Percentage and the Highly Compensated Employee's adjusted maximum Actual Deferral Percentage, at the Plan Administrator's direction, shall be paid to the Highly Compensated Eligible Employee, with earnings attributable thereto, but not later than the end of the year immediately following the close of the Plan Year for which the Salary Reduction Contributions were made.

      (h)   (1)   The Average Contribution Percentage for the Highly Compensated
                  Employees shall be reduced to the extent necessary to satisfy at least one of the tests in Subsection (b) of this Section.

            (2) The reduction shall be accomplished by reducing the Highly Compensated Employees' Matching Contributions under this

                  Plan in order of their Contribution Percentages, beginning with the Highly Compensated Employee(s) with the highest dollar amount of Matching Contributions, until Subsection (b) of this Section is satisfied.

            (3) Not later than the end of the Plan Year following the Plan Year for which such contributions were made, the remaining difference between a Highly Compensated Employee's Contribution Percentage and the Highly Compensated Employee's maximum permissible Contribution Percentage, with earnings attributable thereto, at the Plan Administrator's direction, shall be treated as a forfeiture of the Highly Compensated Employee's Matching Contributions for the Plan Year to the extent such Contributions are forfeitable (which forfeiture shall be used to reduce future Matching Contributions), or paid to the Highly Compensated Employee to the extent such contributions are nonforfeitable.

      (i) The Average Contribution Percentage and/or the Average Actual Deferral Percentage for the Highly Compensated Employees shall be reduced to the extent necessary to satisfy the test in Subsection
            (c) of this Section. The reduction shall be accomplished in the same manner as is set forth in Subsections (g) or (h) of this Section, whichever is appropriate, and shall be charged against the Highly Compensated Employees' Accounts in the following order of priority:

            (1)   Matching Contribution Accounts, and

            (2)   Salary Reduction Accounts;

            provided, however, that for any Participant who is also a participant in any other qualified retirement plan maintained by a Participating Company or any Affiliated Company under which the Participant makes employee contributions or elective deferrals or is credited with employer matching contributions for such year, the Plan Administrator shall coordinate corrective actions under this Plan and such other plan for the year.

      (j) If the Plan and any other plan maintained by a Participating Company or an Affiliated Company are treated as a single plan pursuant to Subsection (e) of this Section, the Plan Administrator shall coordinate actions under this Plan and such other plan for the year.

3.8 Maximum Allocation. The provisions of this Section shall be construed to comply with Section 415 of the Code.

      (a) Notwithstanding anything in this Article to the contrary, in no event shall the sum of:

            (1) any Matching Contributions, Salary Reduction Contributions and other employer contributions;

            (2)   any forfeitures, and

            (3) any employee contributions allocated for any Limitation Year to any Participant (prior to any distribution of such amounts pursuant to Section 3.1 or Section 3.7) under this and any other defined contribution plan maintained by the Participating Company or any 50% Affiliated Company,

            exceed the lesser of $30,000 (adjusted for increases in the cost-of-living in accordance with Section 415(d)(1) of the Code) or twenty-five percent (25%) of such Participant's Compensation (as defined in

            Section 3.8(e)) for the Limitation Year. For purposes of this
            Section 3.8, Limitation Year shall mean the Plan Year.

      (b) If the amount otherwise allocable to the Account of a Participant would exceed the amount described in Subsection (a) of this Section as a result of the reallocation of forfeitures, a reasonable error in estimating the Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 401(g)(3)) or such other circumstances as permitted by law, the Plan Administrator shall determine which portion, if any, of such excess amount is attributable to the Participant's Salary Reduction Contributions and/or Matching Contributions and the following rules shall apply in the following order:

            (1) Amounts attributable to Matching Contributions shall be held in a suspense account by the Trustee and shall be used in the earliest Plan Year or Plan Years to reduce future Matching Contributions to the Plan; amounts held in the suspense account shall share in investment gains and losses of the Fund.

            (2) Amounts attributable to Salary Reduction Contributions shall be distributed to the Participant.

      (c) If, in any Limitation Year beginning prior to January 1, 2000, a Participant in this Plan is also a participant in one or more defined benefit plans maintained by the Participating Company or any 50% Affiliated Company, the annual benefit referred to in Subsection
            (c)(1) below shall be reduced, if necessary, so that the sum of the fractions described in (1) and (2) below does not exceed 1.0 for such Limitation Year.

            (1) Defined Benefit Fraction - a fraction, the numerator of which is the Participant's projected annual benefit under all such defined benefit pension plans determined as of the close of the limitation years of such plans, and the denominator of which is the lesser of: (A) 1.25 x $90,000 (or such other dollar limitation in effect for the Limitation Year under
                  Section 415(b)(1)(A) of the Code); or (B) one hundred forty percent (140%) of the Participant's highest average Compensation over any three consecutive calendar years.

                  For the purpose of this Paragraph (1), "projected annual benefit" means the annual benefit to which a Participant would be entitled under the terms of a defined benefit plan if he had continued employment until his normal retirement date under such plan and if his compensation counted for the purpose of such plan had continued at the same rate.

            (2) Defined Contribution Fraction - a fraction, the numerator of which is the sum of the annual additions to the Participant's accounts under all defined contribution plans sponsored by the Participating Company or any 50% Affiliated Company for all limitation years, and the denominator which is the sum of the lesser of the following amounts, determined for each of such limitation years and for each prior limitation year of service with a Participating Company or 50% Affiliated Company: (A)
                  1.25 x $30,000 (or such other dollar limitation in effect for the Limitation Year under Section 415(c)(1)(A) of the Code); or (B) thirty-five percent (35%) of the Participant's Compensation for such limitation year.

      (d) For purposes of this Section, "50% Affiliated Company" means an Affiliated

            Company, but determined with "more than 50%" substituted for the phrase "at least 80%" in Section 1563(a) of the Code.

      (e) For purposes of this Section, "Compensation" means the Participant's wages, salary, fees for professional services, and other amounts received for personal services rendered in the course of employment with a Participating Company or an Affiliated Company with respect to such Limitation Year, including, but not limited to: commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, taxable amounts received by the Participant through accident or health insurance for personal injury or sickness or from a self-insured medical expense reimbursement plan, moving expenses paid or reimbursed by a Participating Company or an Affiliated Company in excess of any amount deductible by the Participant, wages or payments in lieu of wages received on account of absence from work for permanent and total disability, the amount included in his taxable income as a result of the grant of a nonqualified stock option by a Participating Company or an Affiliated Company, the amount includible in his gross income as the result of an election described in Section 83(b) of the Code, and any amount which is contributed or deferred by a Participating Company or an Affiliated Company at the election of the Participant and which is not includable in the gross income of the Participant by reason of Sections 125, 132(f), 401(k) or 457 of the Code; and excluding:

            (1) contributions made by an employer on his behalf to a qualified plan to the extent that, before the application of Section 415 of the Code to that plan, such contributions are not includible in his gross income for the year in which contributed;

            (2) employer contributions on his behalf to a simplified employee pension plan;

            (3) any distributions from a plan of deferred compensation, except that any amounts received by him pursuant to an unfunded non-qualified plan shall be included in the year that such amounts are included in gross income;

            (4) amounts realized from the exercise of a non-qualified stock option or from stock or property which is currently taxable under Section 83 of the Code;

            (5) amounts realized from the sale, exchange, or other disposition of stock acquired through the exercise of a qualified or incentive stock option; and

            (6) other amounts which receive special tax benefits, such as premiums for group term life insurance to the extent not includible in gross income, or contributions made by an employer toward the purchase of an annuity contract described in Section 403(b) of the Code.

3.9   Rollover Contributions.

      (a) A Participant or an Eligible Employee (including an Employee who is not eligible to participate in this Plan because he has not satisfied the eligibility requirements of Section 2.1) may transfer, or have transferred directly to the Fund from any qualified retirement plan of a former employer, all or a portion of his interest in the distributing plan, except that:

            (1) the interest being transferred shall not include assets from any plan to the extent that the Plan Administrator determines that such interest would impose upon this Plan requirements as to form of distribution that would not otherwise apply hereunder; and

            (2) the interest being transferred shall not contain nondeductible contributions made to the distributing plan by the Participant or Eligible Employee unless the transfer to the Fund is directly from the funding agent of the distributing plan.

      (b) In addition, a Participant or an Eligible Employee who has established an individual retirement account to hold distributions received from qualified retirement plans of former employers may, with the consent of the Plan Administrator, transfer all of the assets of such individual retirement account to the Fund. Such individual retirement account shall not contain nondeductible contributions made by the Participant or Eligible Employee while he was a participant in the plans of his former employers.

      (c) The distributions transferred by a Participant or an Eligible Employee from another qualified retirement plan or from an individual retirement account shall be credited to the Participant's or Eligible Employee's Rollover Account. A Participant or Employee Eligible shall be fully vested at all times in his Rollover Account.

      (d) The Plan shall not accept a distribution from any other qualified retirement plan or from an individual retirement account unless the following conditions are met:

            (1) the distribution being transferred must come directly from the fiduciary of the plan of the former employer, or it must come from the Participant or Eligible Employee within 60 days after the

                  Participant or Eligible Employee receives a distribution from such other qualified retirement plan or individual retirement account;

            (2) distributions from a plan for a self-employed person shall not be transferred to this Plan, unless the transfer is directly to the Fund from the funding agent of the distributing plan;

            (3) the distribution being transferred will not cause the Plan to be a direct or indirect transferee of a plan to which the joint and survivor annuity requirements of Sections 401(a)(11) and 417 of the Code apply; and

            (4) the distribution being transferred will not cause the Plan, by operation of Code Section 411(d)(6), to provide an optional form of benefit payment that differs from the forms provided in Article VI.

                       ARTICLE IV - PARTICIPANTS' ACCOUNTS

4.1 Accounts. All Contributions and earnings thereon may be invested in one commingled Fund for the benefit of all Participants. However, in order that the interest of each Participant may be accurately determined and computed, a separate Account shall be maintained for each Participant. These Accounts shall represent the Participants' individual interest in the Fund. All Contributions shall be credited to Participants' Accounts as set forth in Article III.

4.2 Valuation. The value of each Investment Medium in the Fund shall be computed by the Trustee as of the close of business on each Valuation Date on the basis of the fair market value of the assets of the Fund.

4.3 Apportionment of Gain or Loss. The value of each Investment Medium in the Fund shall be apportioned pro rata among the Participant's Accounts which are invested in such Investment Medium at the current Valuation Date.

                               ARTICLE V - VESTING

5.1   Nonforfeitable Amounts.

      (a) A Participant shall have a 100% nonforfeitable interest at all times in his Salary Reduction, Rollover Contribution and Voluntary Savings Accounts.

      (b) A Participant shall be vested in his Matching Contribution and Discretionary Contribution Accounts based on his Years of Service in accordance with the following table:

                      Years of Service          Vested Percentage
                      ----------------          -----------------
                        Less than 2                    0%
                              2                       20%
                              3                       40%
                              4                       60%
                              5                       80%
                          6 or more                  100%

            A Participant also shall have a 100% nonforfeitable interest in his Matching Contribution and Discretionary Contribution Accounts upon the attainment of his Normal Retirement Age, Total Disability or upon his death prior to Separation from Service.

5.2 Period of Severance and Loss of Service. A Participant's Years of Service shall be canceled if he incurs a Period of Severance before his Normal Retirement Age and at a time when his vested percentage in his Matching Contribution Account under Subsection 5.1(b) is zero, or he has no Matching Contribution Account under the Plan.

5.3   Restoration of Service.

      (a) The Years of Service of a Participant whose Years of Service have been canceled pursuant to Section 5.2 shall be restored to his credit if he thereafter completes a Year of Service at a time when a Period of Severance is less than the greater of (1) the number of Years of Service to his credit when the first such Separation from Service occurred, or (2) five.

      (b) If any other Participant has had a five-year Period of Severance and subsequently becomes an Eligible Employee again, Years of Service after such five-year period shall not be taken into account in increasing the vested percentage of his Account as of his Separation from Service.

5.4   Forfeitures and Restoration of Forfeited Amounts upon Reemployment.

      (a) The nonvested portion of a terminated Participant's Account shall become a forfeiture as of last day of the Plan Year in which he incurs a Separation from Service.

      (b) Amounts forfeited from a Participant's Matching Contribution Account under Subsection (a) of this Section shall be used by the Participating Companies to reduce future Matching Contributions.

      (c) If a Participant who has received a distribution whereby any part of his Account has been forfeited subsequently becomes an Eligible Employee again prior to incurring a five-year Period of Severance, the amount forfeited, if any, from his previous Matching Contribution Account or Discretionary Contribution Account under Subsection (a) shall be restored to his new Matching Contribution Account or Discretionary Contribution Account.

      (d) If a Participant has had a five-year Period of Severance and subsequently becomes an Eligible Employee again, the amount forfeited under Subsection (a) of this Section shall not be restored to his Matching Contribution Account or Discretionary Contribution Account under any circumstances.

                           ARTICLE VI - DISTRIBUTIONS

6.1 General. The vested interest of each Participant in the Fund shall be distributed in the manner, in the amount, and at the time provided in this Article, except as provided in Article VII and except in the event of the termination of the Plan. All distributions shall be made in the form of cash.

6.2 Normal Retirement. A Participant who has a Separation from Service on his Normal Retirement Age shall have his Account paid to him in a single lump sum.

6.3 Early Retirement. A Participant who has a Separation from Service on his Early Retirement Date may request to have his Account paid to him in a single lump sum.

6.4 Late Retirement. A Participant who has a Separation from Service after his Normal Retirement Age shall participate in the Plan on the same basis as other Participants. When such a Participant has a Separation from Service, his Account shall be paid to him in a single lump sum.

6.5 Death. If a Participant dies prior to his Annuity Starting Date, his vested Account shall be paid to his Beneficiary in a single lump sum.

6.6 Total Disability.

      (a) If a Participant who is an Employee suffers a Total Disability and has a Separation from Service, his Account shall be paid to him in a single lump sum following the determination of his Total Disability and his Separation from Service. If the value of his Account is $5,000 ($3,500 prior to January 1, 1998) or less, his Account shall not be paid to him until (1) he submits his written consent to such distribution not more than 90 days prior to the Annuity Starting Date or (2) he attains his Normal Retirement Date, or (3) he dies.

      (b) The Plan Administrator shall provide to each such Participant a notice that he has the right to defer his Annuity Starting Date until the earlier of his Normal Retirement Age or his death. Such notice shall be furnished not less than 30 days nor more than 90 days prior to any Annuity Starting Date that occurs prior to the earlier of his Normal Retirement Date or his death.

6.7 Valuation for Distribution. For the purposes of paying any vested Account balance to a Participant or his beneficiaries under the provisions of this Article, the value of the Fund and the amount of the Participant's interest shall be determined in accordance with the provisions of Article VI as of the Valuation Date coincident with or immediately following the later of the date of the Participant's Separation from Service or the date the properly executed distribution request forms are processed for payment by the Plan Administrator.

6.8 Payment of Benefits. The value of a Participant's vested Account may also be paid in installment payments over a period not to exceed 120 months, with the amount of each installment to be equal to the value of the vested Participant's interest in the Plan on the Annuity Starting Date, multiplied by a fraction, the numerator of which is one and the denominator of which is the number of remaining installments due (including the installment in question).

6.9 Timing of Distribution.

      (a) Except as provided in Subsections (b) through (d) of this Section and Section 6.11, a Participant's benefit shall be paid as soon as practicable after the later of the date of the Participant's Separation from Service or the date the properly executed distribution request forms are processed for payment by the Plan Administrator.

      (b) A Participant's Annuity Starting Date shall be no later than the 60th day after the close of the Plan Year in which the Participant attains his

            Normal Retirement Age or has a Separation from Service, whichever occurs last.

      (c) If a Participant dies before his Annuity Starting Date, his entire Account under the Plan shall be distributed to his Beneficiary as soon as administratively practicable after the Plan Administrator processes a request for the payment of the benefit.

      (d) Notwithstanding anything in the Plan to the contrary, the form and the timing of all distributions under the Plan shall be in accordance with regulations issued by the Department of the Treasury under Section 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, the provision of which are incorporated herein by reference. Notwithstanding anything in the Plan to the contrary, with respect to distributions under the Plan made on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under
            Section 401(a)(9) of the Code that were proposed on January 17, 2001 (the 2001 Proposed Regulations). Minimum distributions under the Plan shall continue to be made in accordance with the 2001 Proposed Regulations until the calendar year beginning before the effective date of the final regulations under Section 401(a)(9) of the Code or such other date as may be published by the Internal Revenue Service.

            A Participant who has not terminated service with a Participating Company shall be required to withdraw in any Plan Year only the minimum amount required to satisfy section 401(a)(9) of the Code based on the life expectancy or, if elected by the Participant, the joint life expectancies of the Participant and his Beneficiary. The Participant will not be offered the option to have his life expectancy recalculated under the rule of Section 401(a)(9) of the Code.

6.10 Beneficiary Designation.

      (a) A Participant may designate the Beneficiary or Beneficiaries who shall receive his Account balance, upon his death. Such designation shall be made by executing and filing with the Plan Administrator a written instrument in such form as may be prescribed by the Plan Administrator for that purpose. Except as otherwise provided in this Section, the Participant may also revoke or change, at any time and from time to time, any Beneficiary designations previously made. Such revocations and/or changes shall be made by executing and filing with the Plan Administrator a written instrument in such form as may be prescribed by the Plan Administrator for that purpose. If a Participant names a trust as Beneficiary, a change in the identity of the trustees or in the instrument governing such trust shall not be deemed a change in Beneficiary.

      (b) No designation, revocation, or change of Beneficiaries shall be valid and effective unless and until filed with the Plan Administrator.

      (c) A Participant who does not establish to the satisfaction of the Plan Administrator that he has no Spouse may not designate someone other than his Spouse to be his Beneficiary unless:

            (1)   (A)   such Spouse (or the Spouse's legal guardian if the
                        Spouse is legally incompetent) executes a written instrument whereby such Spouse consents not to receive such benefit and consents either:

                        (i) to the specific Beneficiary or Beneficiaries designated by the Participant; or

                        (ii) to the Participant's right to designate any Beneficiary without further consent by the Spouse;

                  (B) such instrument acknowledges the effect of the election to which the Spouse's consent is being given; and

                  (C) such instrument is witnessed by a Plan representative or notary public; or

            (2)   the Participant:

                  (A) establishes to the satisfaction of the Plan Administrator that his Spouse cannot be located; or

                  (B) furnishes a court order to the Plan Administrator establishing that the Participant is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order (as defined in Section 414(p) of the Code) pertaining to such Participant provides that the Spouse's consent must be obtained; or

            (3) the Spouse has previously given consent in accordance with this Subsection and consented to the Participant's right to designate any Beneficiary without further consent by the Spouse. The consent of a Spouse in accordance with this Subsection (c) shall not be effective with respect to other spouses of the Participant prior to the Participant's Annuity Starting Date, and an election to which Paragraph (2) of this Subsection (c) applies shall become void if the circumstances causing the consent of the Spouse not to be required no longer exist prior to the Participant's Annuity Starting Date.

      (d) If a Participant has no Beneficiary under Subsection (a) of this Section, or if the Participant's Beneficiary(ies) predecease the Participant, or if the Beneficiary(ies) cannot be located by the Plan Administrator, the interest of the deceased Participant shall be paid in the following order of priority: first, to the Participant's children, if any; and second, to the Participant's estate.

6.11 Treatment of Terminated Vested Participant

      (a) In the case of a Participant who has a Separation from Service (other than by reason of retirement, death, or Total Disability) and who has a nonforfeitable interest in his Account which is $5,000 ($3,500 prior to January 1, 1998) or less, the nonforfeitable interest of such Participant, valued in accordance with Article IV, shall be paid to such Participant in a single lump sum as soon as practicable following 60 days after his Separation from Service.

      (b) (1) In case of a Participant who has a Separation from Service (other than by reason of retirement under Article VI, death, or Total Disability) and who has a nonforfeitable interest in his Account which is more than $5,000 ($3,500 prior to January 1, 1998), the nonforfeitable interest of such Participant, valued in accordance with Article IV, shall be paid to such Participant as soon as practicable following the Valuation Date coincident with or next following his Separation from Service, provided the Participant submits his written consent to the distribution not more than 90 days prior to the Annuity Starting Date.

            A Participant may elect in writing (not more than 90 days prior to the Annuity Starting Date) to have his nonforfeitable interest paid to him any time after his Separation from Service.

            Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which:

                  (A)   the Participant attains age 65;

                  (B) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

                  (C) the Participant terminates service with the Participating Companies and Affiliated Companies.

            Notwithstanding the foregoing, the failure of a Participant to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

            (2) The Plan Administrator shall notify a Participant that he has the right to defer distribution until the earlier of what would have been his Normal Retirement date or his death, prior to obtaining his written consent. Such notice shall be furnished not less than 30 days nor more than 90 days prior to the Annuity Starting Date that occurs prior to what would have been the Participant's Normal Retirement Age, or his death if earlier.

6.12 Direct Rollover.

      (a) Effective January 1, 1993, notwithstanding any provisions of the Plan to the contrary, a Participant, Spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, may elect pursuant to the procedures established by the Plan Administrator not less than 30 days prior to the date of the distribution to have all or a portion, if applicable, of an "eligible rollover distribution" within the meaning of Code Section 402(c)(4), paid directly to (1) an individual retirement account described in Code Section 408(a); (2) an individual retirement annuity described in Code Section 408(b); (3) an annuity plan described in Code Section 403(a); or (4) a qualified trust described in Code Section 401(a) that accepts such "eligible rollover distribution." However, in the case of an "eligible rollover distribution" to a Spouse, payment may only be made to an individual retirement account or individual retirement annuity.

      (b) A distribution to which this Section 6.12 applies, may commence less than 30 days after the notice required under section 1.411(a)-11(c) of Code Regulation is given, provided that

            (1) the Plan Administrator clearly informs the Participant that he has the right to a period of a least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution.

            (2) the Participant, after receiving the notice, affirmatively elects a distribution.

                            ARTICLE VII - WITHDRAWALS

7.1 Non-Hardship In-Service Withdrawals. The following withdrawals shall be governed by the provisions of Sections 7.3 through 7.7 of the Plan:

      (a) A Participant who has a Voluntary Savings Account may withdraw such subaccount by submitting a written request to the Plan Administrator specifying the amount to be withdrawn 15 days before the date such withdrawal will be made.

      (b) A Participant may withdraw any portion of his vested Account balance upon his attainment of Age 59-1/2.

      (c) A Participant may withdraw of any portion of his Rollover Contribution Account.

7.2 Hardship Withdrawals Subject to Code Section 401(k).

      (a) A Participant may apply in writing to the Plan Administrator for a hardship withdrawal from his Matching Contribution Account if his vested percentage is 100%, Salary Reduction Contribution Account or Rollover Contribution Account at any time. The withdrawal must satisfy the criteria set forth below, and may be approved or disapproved at the discretion of the Plan Administrator. Hardship withdrawals from a Participant's Salary Reduction Contribution Account are not permitted from income on a Participant's Salary Reduction Contributions, except to the extent of earnings on or before December 31, 1988, nor are such withdrawals permitted to include Employer Contributions which were treated as pre-tax contributions as a result of the application of the special nondiscrimination requirements under rules prescribed by the Secretary of the Treasury for employer contributions that are used to meet the vesting and withdrawal restrictions for Salary Reduction Contributions. The amount withdrawn shall be governed by the provisions of Sections 7.3 through 7.7.

      (b) A withdrawal under this Section shall be permitted only if the Plan Administrator finds that:

            (1) it is made on account of immediate and heavy financial need (as defined in Subsection (c) of this Section) of the Participant; and

            (2) it is necessary (as defined in Subsection (d) of this Section) to satisfy such immediate and heavy financial need.

      (c) A Participant shall be deemed to have an immediate and heavy financial need if the Participant requests distribution on account of:

            (1) medical expenses described in Section 213(d) of the Code and incurred by the Participant, his Spouse, or any of the Participant's dependents (as defined in Section 152 of the Code);

            (2) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

            (3) the payment of tuition, related expenses and room and board for the next 12-months of post-secondary education for the Participant, his Spouse, children, or dependents;

            (4) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of his principal residence; or

            (5) such other circumstances or events as may be prescribed by the Secretary of the Treasury or his delegate.

      (d) A withdrawal shall be deemed to be necessary to satisfy an immediate and heavy financial need if:

            (1) the amount of the withdrawal does not exceed the amount of the Participant's immediate and heavy financial need and may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such withdrawal;

            (2) the Participant has obtained all currently permissible distributions (other than hardship distributions) and non-taxable loans, if any, under this and all other plans maintained by the Participating Companies and all Affiliated Companies; and

            (3) the Participant is not permitted to make Salary Reduction Contributions or elective contributions and employee contribution deferrals (other than mandatory contributions under a defined benefit plan) under any plan maintained by the Participating Company or any Affiliated Company for a period of 12 months commencing on the date of his receipt of the withdrawal; and

            (4) in the calendar year next following the calendar year of a withdrawal under this Section by a Participant, the Participant is not permitted to make Salary Reduction Contributions under this Plan and elective deferrals under any other qualified retirement plan maintained by the Participating Company or any Affiliated Company in excess of:
                  (A) the dollar amount described in Subsection (c) of Section
                  3.1 for such year, minus (B) the total Salary Reduction Contributions under this Plan and elective deferrals under such other plan made by the Participant during the calendar year of the withdrawal.

      (e) If a Participant withdraws any amount from his Salary Reduction Account, or withdraws any elective deferrals under any other qualified retirement plan maintained by the Participating Company or any Affiliated Company, which other plan conditions such withdrawal upon the Participant's being subject to rules similar to those stated in this Paragraph (e), such Participant:

            (1) may not make Salary Reduction Contributions under this Plan for a period of 12-months commencing on the date of his receipt of the withdrawal; and

            (2) in the calendar year next following the calendar year of such withdrawal, may not make Salary Reduction Contributions in excess of: (A) the dollar amount described in Subsection (c) of Section 3.1 for such year, minus (B) the total Salary Reduction Contributions under this Plan and elective deferrals under any other qualified plan made by the Participant during the calendar year of the withdrawal.

7.3 Amount and Payment of Withdrawals. The amount of any withdrawal will be determined on the basis of the value of the Participant's Account as of the Valuation Date coincident with or immediately preceding the date of the withdrawal. The minimum amount that may be withdrawn under Section 7.2 is five hundred ($500) dollars.

7.4 Withdrawals Not Subject to Replacement. A Participant may not repay any portion of his Account withdrawn under this Plan.

7.5 Investment Medium to be Charged with Withdrawal. Unless otherwise elected by the Participant, the withdrawal will be made out of the Participant's interest in the various Investment Media in proportion to the Participant's share in such Investment Media.

7.6 Order of Withdrawals. Withdrawals from the Plan shall be charged against the Participant's Account in the following order: first from the Voluntary Savings Account, if any; second from the Rollover Contribution Account, if any; third from the Matching Contribution Account, if any; and fourth from the Salary Reduction Contribution Account, if any. The nonforfeitable balance in each Account must be reduced to zero before the Participant may make a withdrawal from the next Account in sequence.

7.7 Timing of Withdrawals. A Participant may make only two hardship withdrawals, pursuant to Section 7.2, in any Plan Year or 12-month period and only one withdrawal in any Plan Year or 12-month period pursuant to Sections 7.1(a), (b) and (c).

                      ARTICLE VIII - LOANS TO PARTICIPANTS

8.1 Loan Application. Each Participant shall be eligible to make an application for a loan from the Plan. All applications shall be made to the Plan Administrator on forms which it prescribes, and the Plan Administrator shall rule upon such applications in a uniform and nondiscriminatory manner in accordance with the rules and guidelines set forth in this Article.

8.2 Loan Approval. No more than one application for a loan shall be approved per Participant during any Plan Year. In no event shall a Participant be permitted to have more than one loan from this Plan outstanding at any time.

8.3 Amount of Loan.

      (a) Subject to the limits on loan amounts in Subsections (b) and (c) below, a Participant may borrow from the subaccounts in his Account in the following order:

            (1)   the Voluntary Savings Account,

            (2)   the Salary Reduction Contribution Account,

            (3)   the Rollover Contribution Account,

            (4)   the Matching Contribution Account.

      (b)   The minimum loan amount shall be $1,000.00.

      (c) The total amount of a Participant's outstanding loans under this Plan and all other plans qualified under Section 401(a) of the Code which are sponsored by the Participating Company or any Affiliated Company shall not exceed the lesser of (1) $50,000, reduced by the excess of the highest outstanding loan balance during the 12-months before the new loan is made over the outstanding loan balance on the date of the new loan, or (2) fifty percent (50%) of the value of the Participant's vested interest in the subaccounts listed in (a).

8.4   Terms of Loan.

      (a) Each loan shall be evidenced by the Participant's execution of a personal installment note on such form as shall be supplied by the Plan Administrator. Each such note shall specify the period of repayment, which shall be no longer than 60 months from the date on which the loan is distributed, except that in the event of a purchase of a primary residence, the period may be up to 25 years. Each note shall also specify the interest rate, which shall be equal to (1) the rate a banking institution charges its most creditworthy customers as of the first day of the calendar month in which the completed loan application is received by the Plan Administrator, plus (2) one percentage point. All loans from the Plan shall be nonrenewable.

      (b) All loans shall be repaid in equal installments through payroll deductions or in such other manner as the Plan Administrator may determine. A Participant may repay the outstanding balance of any loan in one lump sum at any time by notifying the Plan Administrator of his or her intent to do so and by forwarding to the Plan Administrator payment in full of the then outstanding balance, plus interest accrued to the date of payment. The amount of principal and interest repaid by a Participant shall be credited to a Participant's Account as each repayment is made.

      (c)   In the event of

            (1)   the death of a Participant,

            (2) the termination of the Participant's employment with the Participating Company and its affiliates for any reason, or

            (3) the discontinuance of a Participant's Compensation before a loan is repaid in full,

      the unpaid balance thereof, with interest due thereon, shall become due and payable. The Trustee shall satisfy the indebtedness from the amount of the Participant's vested interest in his Account before making any payments otherwise due hereunder to the Participant or his Beneficiary.

8.5   Loan Fees.

      (a) The Administrator shall assess a one-time loan origination fee, payable in cash at the time the funds are distributed or charged against the Account of a Participant who makes a loan from the Plan.

      (b) The amount of the loan origination fee shall be set by the Plan Administrator as of the beginning of each Plan Year, and shall remain in effect throughout such Plan Year. Fees shall be specified in flat dollar amounts, and shall not vary according to the amount of the loan.

8.6 Suspension of Repayments. Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

8.7 Additional Rules. The Plan Administrator may establish additional rules relating to Participant loans under the Plan, which rules shall be applied on a uniform and nondiscriminatory basis.

                        ARTICLE IX - PLAN ADMINISTRATION

9.1 Plan Administrator. The Company shall be the Plan Administrator for purposes of ERISA and for purposes of satisfying any requirement imposed now or in the future through Federal or state legislation to report and disclose to any Federal or state department or agency, or to any Participant, Spouse or Beneficiary, any information respecting the establishment or maintenance of this Plan.

9.2 Appointment. The Company shall appoint an Administrator which shall be an individual or a committee of three (3) or more persons to perform the duties as Plan Administrator. All references to Plan Administrator in this Plan also include Administrator. Any individual, including but not limited to Employees and Participants, may be appointed to be an Administrator.

9.3 Term and Compensation. The Administrator as appointed in Section 9.2 shall serve until his resignation or dismissal by the Company. Vacancies shall be filled in the same manner as the original appointments. To resign, the Administrator shall give written notice which shall be effective on the earlier of the appointment of his successor or the passing of thirty (30) days after such notice is mailed or personally delivered to the Company. The Administrator shall serve as such without compensation.

9.4 Claims Review.

      (a) The Plan Administrator shall interpret this Plan and shall make all determinations with regard to the administration and application of this Plan. All such determinations shall be final, conclusive and binding except to the extent that they are appealed with regard to benefit claims under the following procedure. In the event that the claim of any person to all or any part of any payment or benefit under this Plan shall be denied, the Plan Administrator shall provide to the claimant, within sixty (60) days after receipt of such claim, a written notice setting forth, in a manner calculated to be understood by the claimant:

            (1)   the specific reason or reasons for the denial;

            (2) specific references to the pertinent Plan provision or provisions on which the denial is based;

            (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such material or information is necessary; and

            (4)   an explanation of the Plan's claims procedure.

      (b)   Within sixty (60) days after receipt of the material described in
            Section 9.4(a), the claimant or his duly authorized representative shall have a reasonable opportunity to appeal the claim denial to the Plan Administrator for a full and fair review. The claimant or his duly authorized representative may:

            (1)   request a review upon written notice to the Plan
                  Administrator;

            (2)   review pertinent documents; and

            (3)   submit issues and comments in writing.

      (c) Not later than sixty (60) days after receipt of a request for review, a decision by the Plan Administrator shall be made unless special circumstances require an extension of time for processing, in which event a decision shall be rendered as soon as possible, but in no event later than one hundred twenty (120) days after such receipt. The Plan

            Administrator shall notify the Participant in writing of any such extension of time before such extension begins.

      (d) The Plan Administrator's decision on review shall be written and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provision or provisions on which the decision is based; provided, however, if a written decision is not provided within the period described in Section 9.4(c), the claim shall be deemed to have been denied.

9.5 Plan Administrator Actions. Except as otherwise specifically provided in the Plan, every decision and action of a committee acting as Plan Administrator shall be by a majority vote of the committee or without a formal meeting by the written consent of a majority of the members of the committee then in office. The committee shall select a Secretary and any other officers deemed necessary who shall be authorized to bind the Plan Administrator by their signatures, and shall adopt rules governing its procedures consistent with the terms of this Plan. The committee shall keep a permanent record of its meetings and actions.

9.6 Investment Manager. All contributions so received together with the income therefrom shall be managed, invested and reinvested by the Trustee, subject, however, to the right of the Company to appoint and employ an Investment Manager or Managers, to manage and/or invest and reinvest the Trust Fund, or any part thereof, in which event the Investment Manager shall be certified as such to the Trustee by the Company and the Trustee shall not be liable for the acts or omissions of such Investment Manager or Managers or be under any obligation to manage or invest the assets of the Trust Fund which are subject to management by such Investment Manager or Managers. An authorized officer of any such Investment Manager shall certify in writing to the Trustee the names of all persons who shall act on behalf of the Investment Manager with respect to the Trust Fund, and the Trustee may rely thereon in its dealings with such Investment Manager. Where appropriate, references in this Plan to Trustee may be interpreted to include any Investment Manager appointed under this Section.

9.7 Benefit Payment Directions. The Plan Administrator shall direct the Trustee or shall cause the Trustee to be directed in writing to make benefit payments from the Trust Fund to Participants, Spouses or Beneficiaries who qualify for such payments under the Plan. Such written order to the Trustee shall specify the name of each such recipient, his address, his Social Security number, and the amount and frequency of such payments.

9.8 Nondiscrimination. The Plan Administrator shall act and shall direct the Trustee to act or cause such action with respect to any Plan benefits or any other matter under the powers of the Plan Administrator under this Plan in a uniform and nondiscriminatory manner toward all Participants and Employees under substantially similar sets of facts and shall not permit discrimination in favor of any officers, owners or Highly Compensated Employees of the Participating Companies.

9.9 Advisors. The Plan Administrator may employ such counsel (who may be counsel for the Company), consultants, accountants, and other individuals as it shall deem advisable. All costs and expenses of the Plan Administrator and the fees of legal counsel, consultants, accounts, and other agents shall be paid by the Participating Companies, or the Participating Companies shall cause such costs and expenses to be paid by the Trustee out of the Trust Fund as provided in
Section 10.6.

9.10 Records and Reports. The Plan Administrator shall keep all records relating to Participants (including former Participants) and obtain annual reports from the Trustee and any Investment Manager and collect from the Trustee and any such Investment Manager and other sources any such records as are necessary for proper operation of the Plan. The Plan Administrator shall make an annual report of the assets and liabilities of the Plan and a brief description of the Plan's operation for the immediately preceding Plan Year to the Participating Companies and shall make such report and any other such records available to the Participating Companies, or any

Participant, Spouse or Beneficiary for examination during business hours except that a Participant, Spouse or Beneficiary shall examine only such records as pertain exclusively to the examining Participant, Spouse or Beneficiary and the Plan and Trust Agreement as currently in effect or hereafter amended.

9.11 Indemnification. The Company shall indemnify and hold harmless the Plan Administrator, any member thereof and any Employee who may act on behalf of the Company in the administration of this Plan from and against any liability, loss, cost or expense (including reasonable attorneys' fees) incurred at any time as a result of or in connection with any claims, demands, actions or causes of action of any Participants, any person claiming through or under any of them, or any other person, party or authority claiming to have an interest in this Plan or Trust Fund or standing to act for any persons or groups having an interest in this Plan or Trust Fund, for or on account of, any of the acts or omissions (or alleged acts or omissions) of the Plan Administrator, any member thereof or any such employee, except to the extent resulting from such person's willful misconduct.

9.12 Power and Duties of the Plan Administrator. The Plan Administrator shall have absolute discretionary authority to interpret this Plan and make determinations as to eligibility for benefits, or construe any other terms of the Plan. Benefits under this Plan shall be paid only if the Plan Administrator decides in his discretion the claimant is entitled to them. The Plan Administrator shall supervise the administration and enforcement of the Plan according to the terms and provisions of this Plan and shall have all powers necessary to accomplish these purposes, including, without limitation and in addition to any other powers described in this Article 9, the right, power, authority and duty:

      (a) to make rules, regulations and bylaws for the administration of the Plan which are not inconsistent with the terms and provisions of this Plan, provided such rules, regulations and bylaws are evidenced in writing and copies thereof are delivered to the Trustee and to the Company;

      (b) to construe all terms, provisions, conditions and limitations of the Plan (in all cases, the construction necessary for the Plan to qualify under the applicable provisions of the Code shall control);

      (c) to correct any defect or supply any omission or reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem expedient to carry the Plan into effect for the greatest benefit of all interested parties;

      (d)   to determine all questions relating to eligibility;

      (e) to determine the amount, manner and time of payment of any Plan benefits and to prescribe procedures to be followed by distributee in obtaining benefits;

      (f) to prepare, file and distribute, in such manner as the Plan Administrator determines to be appropriate, such information and material as is required by the reporting and disclosure requirements of ERISA;

      (g) to make a determination as to the right of any person to a benefit under the Plan; I (h) to receive and review reports from the Trustee and any Investment Manager as to the financial condition of the Trust Fund including its receipts and disbursements; and

      (i) to delegate, in its sole discretion, any of its powers or duties to subcommittees, task forces or study groups at such times in such manner as it shall deem expedient to administer and enforce the Plan in a uniform and non-discriminatory manner for the benefit of all interested parties.

9.13 Participating Company to Supply Information. The Participating Companies shall supply full and timely information to the Plan Administrator relating to the Compensation of all Participants, their ages, their retirement, death or other cause for termination of employment and such other pertinent facts as the Plan Administrator may require. The Participating Companies also shall supply such information to the Trustee and every Investment Manager as necessary for the Trustee and each such Investment Manager to carry out its duties. When making a determination in connection with the Plan, the Plan Administrator shall be entitled to rely upon information furnished by the Participating Companies; provided the Plan Administrator shall resolve any factual dispute under this Plan by giving weight to all information available to him.

9.14 Self-Interest. Neither the Plan Administrator nor any member of the committee, if any, shall have any right to vote or decide upon any matter related directly or indirectly to him or any right of his to claim any benefit under the Plan. In any case in which a committee member is so disqualified to act, and the remaining members cannot agree, the Participating Company shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

                              ARTICLE X - THE FUND

10.1 Designation of Trustee. The Company, by appropriate resolution of its Board of Directors, shall name and designate a Trustee and shall enter into a Trust Agreement. The Company shall have the power, by appropriate resolution of its Board of Directors, to amend the Trust Agreement, remove the Trustee, and designate a successor Trustee, as provided in the Trust Agreement. All of the assets of the Plan shall be held by the Trustee for use in accordance with the Plan.

10.2 Exclusive Benefit. Prior to the satisfaction of all liabilities under the Plan in the event of termination of the Plan, no part of the corpus or income of the Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries or for administrative expenses not otherwise paid by the Participating Companies, except as expressly provided in this Plan and in the Trust Agreement.

10.3 No Interest in Fund. No person shall have any interest in or right to any part of the assets or income of the Fund, except to the extent expressly provided in this Plan and in the Trust Agreement.

10.4 Trustee. The Trustee shall be the named fiduciary with respect to management and control of Plan assets held by it and shall have exclusive and sole responsibility for the custody and investment thereof in accordance with the Trust Agreement.

10.5 Investments.

      (a) The Trustee shall invest Salary Reduction Contribution Accounts, Voluntary Savings Accounts, Matching Contribution Accounts and Rollover Contribution Accounts paid to it and income thereon in such Investment Media as each Participant may select from among the Investment Media established by the Plan Administrator, subject to the provisions of Section 10.5(c). Such investments acquired in the manner prescribed by the Plan shall be held by or for the Trustee.

      (b) A Participant shall select one or more of the Investment Media in which his Account shall be invested, except as provided in Subsection (c), and the percentage thereof (in multiples of 1%) that shall be invested in each Investment Medium selected, in accordance with the rules prescribed by the Plan Administrator.

      (c) Matching Contributions shall be invested in Company Stock until such time as the Participant may transfer all or portion of Company Stock to one or more Investment Media in accordance with rules prescribed by the Plan Administrator.

      (d) Except as provided in Subsection (c), a Participant may transfer, effective as of the following Valuation Date, such portion of the value of his interest in any Investment Medium to another Investment Medium. A Participant may change his selection of the Investment Media in which subsequent contributions to his Accounts shall be invested, effective as of the following Valuation Date. Such investment changes shall be made via a toll-free number or internet website provided to Participants by the Plan Administrator for such purpose.

      (e) The amounts contributed by all Participants to each Investment Medium shall be commingled for investment purposes.

10.6 Fund. The contributions deposited by the Participating Companies in the Fund shall constitute a fund held for the benefit of Participants and their eligible Beneficiaries under and in accordance with this Plan. No part of the principal or income of the Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of such Participants and their eligible Beneficiaries (including necessary administrative costs); provided, that in the case of a contribution made by the Participating Company as a mistake of fact, or for which a tax deduction is disallowed, in whole or in part, by the Internal Revenue Service, or which is conditioned upon the initial qualification of the Plan under Section 401(a) of the Code and such initial qualification cannot be obtained, the Participating Company shall be entitled to a refund of said contributions, subject to investment loss, but not investment gain. Any such refund of contributions described in this Section must be made within one year after payment of a contribution made as a mistake of fact, or within one year after disallowance of the tax deduction, to the extent of such disallowance, or within one year of the date on which the initial qualification of the Plan is denied by the Internal Revenue Service, as the case may be.

10.7 Qualifying Employer Securities. The Trustee shall be empowered to acquire and hold Company Stock in an amount sufficient to invest any Matching Contributions made to the Plan pursuant to Section 3.5.

                ARTICLE XI - AMENDMENT OR TERMINATION OF THE PLAN

11.1  Power of Amendment and Termination.

      (a) It is the intention of each Participating Company that this Plan will be permanent. However, each Participating Company reserves the right to terminate its participation in this Plan at any time by action of its board of directors or other governing body. Furthermore, the Company reserves the power to amend or terminate the Plan at any time by action of the Board of Directors.

      (b) Each amendment to the Plan shall be binding on each Participating Company. Any amendment or termination of the Plan shall become effective as of the date designated by the Board of Directors. Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under this Plan, no amendment or termination shall cause any part of the monies contributed hereunder to revert to the Participating Companies or to be diverted to any purpose other than for the exclusive benefit of Participants and their beneficiaries. Upon termination or partial termination of the Plan, or upon complete discontinuance of contributions, the rights of all affected persons to benefits accrued to the date of such termination shall be nonforfeitable. Upon termination of the Plan, Accounts shall be distributed in accordance with applicable law.

11.2 Merger. The Plan shall not be merged with or consolidated with, nor shall its assets be transferred to, any other qualified retirement plan unless each Participant would receive a benefit after such merger, consolidation, or transfer (assuming the Plan then terminated) which is of actuarial value equal to or greater than the benefit he would have received from his Account if the Plan had been terminated on the day before such merger, consolidation, or transfer.

                       ARTICLE XII - TOP-HEAVY PROVISIONS

12.1 General. The following provisions shall apply automatically to the Plan and shall supersede any contrary provisions for each Plan Year in which the Plan is a Top-Heavy Plan (as defined below). It is intended that this Article shall be construed in accordance with the provisions of Section 416 of the Code.

12.2 Definitions. The following definitions shall supplement those set forth in
Article II of the Plan:

      (a) "Aggregation Group" means this Plan and each other qualified retirement plan (including a frozen plan or a plan which has been terminated during the 60-month period ending on the Determination
            Date) of a Participating Company or an Affiliated Company:

            (1)   in which a Key Employee is a participant; or

            (2) which enables any plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) and 410 of the Code;

            (3) or without the inclusion of which, the plans in the Aggregation Group would be Top-Heavy Plans, but, with the inclusion of which, the plans in the Aggregation Group are not Top-Heavy Plans and, taken together, meet the requirements of Sections 401(a)(4) and 410 of the Code.

      (b) "Determination Date" means, for any Plan Year, the last day of the preceding Plan Year, except that for the first Plan Year it means the last day thereof.

      (c)   "Key Employee" means, with respect to any Plan Year:

            (1) any Employee or former Employee who at any time during the 60-month period ending on the Determination Date was:

                  (A) an officer of a Participating Company having Compensation for a Plan Year during such period greater than fifty percent (50%) of the amount in effect under
                        Section 415(b)(1)(A) of the Code for the calendar year in which such Plan Year ends; provided, that no more than 50 Employees (or, if less, the greater of three Employees or ten percent (10%) of the greatest number of Employees, including leased employees within the meaning of Section 414(n) of the Code, employed by all Participating Companies and all Affiliated Companies during such 60-month period shall be treated as officers; or

                  (B) one of the ten Employees having Compensation greater than the amount described in Section 415(c)(1)(A) of the Code and owning (or considered as owning, within the meaning of Section 318 of the Code) the largest interests in any Participating Company or Affiliated Company, provided that such interest exceeds one-half of one percent (0.5%) of the total share ownership of the Participating Company or Affiliated Company, the total number of individuals described in this Subparagraph (B) being limited to ten for the entire 60-month period; or

                  (C)   a five-percent (5%) owner of a Participating Company, or

                  (D) a one-percent (1%) owner of a Participating Company having Compensation in excess of $150,000; or

            (2) a beneficiary of an individual described in Paragraph (1) of this Subsection. Determinations under this Subsection shall be made in accordance with Section 416(i) of the Code.

      (d) "Key Employee Ratio" means, for any Determination Date, the ratio of the amount described in Paragraph (1) of this Subsection to the amount described in Paragraph (2) of this Subsection, after deducting from each such amount any portion thereof described in Paragraph (3) of this Subsection, where:

            (1)   the amount described in this Paragraph is the sum of:

                  (A) the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group:

                  (B) the balances in all of the accounts of Key Employees under all qualified defined contribution plans included in the Aggregation Group: and

                  (C) the amounts distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the period of five Plan Years ending on the Determination Date, except any benefit paid on account of death to the extent it exceeds the accrued benefits or account balances immediately prior to death;

            (2)   the amount described in this Paragraph is the sum of:

                  (A) the present value of all accrued benefits of all participants under all qualified defined benefit plans included in the Aggregation Group;

                  (B) the balances in all of the accounts of all participants under all qualified defined contribution plans included in the Aggregation Group; and

                  (C) the amounts distributed from all plans in such Aggregation Group to or on behalf of any participant during the period of five Plan Years ending on the Determination Date; and

            (3)   the amount described in this Paragraph is the sum of:

                  (A) all rollover contributions (or fund to fund transfers) to the Plan by an Employee from a plan sponsored by an employer which is not a Participating Company or an Affiliated Company;

                  (B) any amount that is included in Paragraphs (1) and (2) of this Subsection for a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year; and

                  (C) any amount that is included in Paragraphs (1) and (2) of this Subsection for a person who has not performed any services for any Participating Company during the five-year period ending on the Determination Date.

      The present value of accrued benefits under any defined benefit plan shall be determined under the method used for accrual purposes for all plans maintained by all Participating Companies and Affiliated Companies if a single method is used by all such plans, or, otherwise, the slowest accrual method permitted under Section 411(b)(1)(C) of the Code.

      (e)   "Non-Key Employee" means, for any Plan Year:

            (1) an Employee or former Employee who is not a Key Employee with respect to such Plan Year; or

            (2) a beneficiary of an individual described in Paragraph of this Subsection.

      (f) "Super Top-Heavy Plan" means, for any Plan Year, each plan in the Aggregation Group for such Plan Year if, as of the applicable Determination Date, the Key Employee Ratio exceeds ninety percent (90%).

      (g) "Top-Heavy Compensation" means, for any Participant for any Plan Year, the average of his annual Compensation over the period of five consecutive Plan Years (or, if shorter, the longest period of consecutive Plan Years during which the Participant was in the employ of any Participating Company) yielding the highest average, disregarding Compensation for Plan Years after the close of the last Plan Year in which the Plan was a Top-Heavy Plan. Compensation shall mean Compensation as defined in Section 3.8.

      (h) "Top-Heavy Plan" means, for any Plan Year, each plan in the Aggregation Group for such Plan Year if, as of the applicable Determination Date, the Key Employee Ratio exceeds sixty percent (60%).

      (i) "Year of Top-Heavy Service" means, for any Participant, a Plan Year in which he completes 1,000 or more Hours of Service, excluding Plan Years in which the Plan is not a Top-Heavy Plan.

12.3 Minimum Contribution for Non-Key Employees.

      (a) In each Plan Year in which the Plan is a Top-Heavy Plan, each Eligible Employee who is a Non-Key Employee (except an Eligible Employee who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year) and who is an Employee on the last day of such Plan Year will receive a total minimum Participating Company or Affiliated Company contribution (including forfeitures) under all plans described in Paragraphs
            (a)(1) and (a)(2) of Section 12.2 of not less than three percent (3%) of the Eligible Employee's Compensation for the Plan Year.

      (b) The percentage set forth in Subsection (a) shall be reduced to the percentage at which contributions, including forfeitures, are made (or are required to be made) for a Plan Year for the Key Employee for whom such percentage is the highest for that Plan Year. This percentage shall be determined for each Key Employee by dividing the contribution for such Key Employee by his Compensation for the Plan Year. All defined contribution plans required to be included in an Aggregation Group shall be treated as one plan for the purpose of this Section; however, this Section shall not apply to any plan which is required to be included in the Aggregation Group if such plan enables a defined benefit plan in the group to meet the requirements of Section 401(a)(4) or Section 410 of the Code.

      (c) If a Non-Key Employee described in Subsection (a) participates in both a defined benefit plan and a defined contribution plan described in Paragraphs (a)(1) and (a)(2) of Section 12.2, the Participating Company is not required to provide such Employee with both the minimum benefit under the defined benefit plan and the minimum contribution. In such event, the Non-Key Employee shall receive the minimum benefit under the defined benefit plan.

12.4 Social Security. The Plan, for each Plan Year in which it is a Top Heavy Plan, must meet the requirements of this Article without regard to any Social Security or similar contributions or benefits.

12.5 Adjustment to Maximum Benefit Limitation.

      (a) For each Plan Year beginning prior to January 1, 2000, in which the Plan is a Super Top-Heavy Plan, the 1.25 factor in the defined benefit and defined contribution fractions described in Subsection
            (c) of Section 3.8 shall be reduced to 1.0. The adjustment described in this Subsection shall not apply to a Participant during any period in which the Participant earns no additional accrued benefit under any defined benefit plan and has no employer contributions, forfeitures, or voluntary nondeductible contributions allocated to his accounts under any defined contribution plan.

      (b) If, in any Plan Year in which the Plan is a Top-Heavy Plan but not a Super Top Heavy Plan, the Aggregation Group includes a defined benefit plan, the minimum Company contribution described in Section 12.3(a) for each Non-Key Employee who is not covered under a defined benefit plan shall be increased to four percent (4%), and the minimum Company contribution described in Section 12.3(c) for each Non-Key Employee who is covered under a defined benefit plan (but who does not have a minimum benefit under the defined benefit plan) equal to the lesser of:

            (1) three percent (3%) of his Top-Heavy Compensation multiplied by his Years of Top-Heavy Service, or

            (2) thirty percent (30%) of his Top-Heavy Compensation) shall be increased to seven and one-half percent (7-1/2%).

                        ARTICLE XIII - GENERAL PROVISIONS

13.1 No Employment Rights. Neither the action of the Company in establishing the Plan, nor of any Participating Company in adopting the Plan, nor any provisions of the Plan, nor any action taken by the Company, any Participating Company or the Plan Administrator shall be construed as giving to any Employee the right to be retained in the employ of the Company or any Participating Company, or any right to payment except to the extent of the benefits provided under the terms of the Plan, and which are to be paid from the Fund.

13.2 Governing Law. Except to the extent superseded by ERISA, all questions pertaining to the validity, construction, and operation of the Plan shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

13.3 No Interest in Fund. No person shall have any interest in, or right to, any part of the principal or income of the Fund, except as and to the extent expressly provided in this Plan and in the Trust Agreement.

13.4 Spendthrift Clause. No benefit payable at any time under this Plan and no interest or expectancy herein shall be anticipated, assigned, or alienated by any Participant or Beneficiary, or subject to attachment, garnishment, levy, execution, or other legal or equitable process, except for any benefit payable pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code. Except as provided above, any attempt to alienate or assign a benefit hereunder, whether currently or hereafter payable, shall be void.

13.5 Incapacity. If the Plan Administrator deems any Participant who is entitled to receive payments hereunder incapable of receiving or disbursing the same by reason of Age, illness, infirmity, or incapacity of any kind, the Plan Administrator may direct the Trustee to apply such payments directly for the comfort, support, and maintenance of such Participant, or to pay the same to any responsible person caring for the Participant who is determined by the Plan Administrator to be qualified to receive and disburse such payments for the Participant's benefit; and the receipt by such person shall be a complete acquittance for the payment of the benefit. Payments pursuant to this Section shall be complete discharge to the extent thereof of any and all liability of the Participating Companies, the Plan Administrator, the Trustee, and the Fund.

      IN WITNESS WHEREOF, Radian Group Inc. has caused this amendment and restatement of the Plan to be executed by its duly authorized party on this ______________ day of __________________, 2002.

[ SEAL]                                      RADIAN GROUP INC.


Attest:______________________________        By:________________________________

                                             Its:_______________________________

                                   SCHEDULE A

                             PARTICIPATING COMPANIES

Radian Group Inc.

RadianExpress.com Inc.

Radian Guaranty Inc.

Radian Insurance Inc.

Radian Services L.L.C.